ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 14th day of October, 1996 by and between President Riverboat Casino-New York, Inc., a Delaware corporation (the "Seller"), and Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation (the "Buyer").

                                  WITNESSETH:

     WHEREAS, Seller is the owner of the vessel known as "The River Club Floating Restaurant Barge", the superstructure and all accessoried appurtenances and improvements thereto, all furniture, fixtures and equipment installed thereon as of the date of this Agreement and two (2) ramps to be selected by Buyer prior to the Closing (as hereinafter defined) from the list attached as Schedule 1.1 hereto (collectively, the "Vessel").

     WHEREAS, Buyer desires to purchase the Vessel from Seller and Seller desires to sell the Vessel to Buyer; and

     WHEREAS, the parties hereto desire to set forth the terms and conditions of such sale and purchase.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Sale and Purchase of Vessel.

          1.1 Sale and Purchase. At the Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, the Vessel free and clear of all claims, liens, pledges, options, charges, encumbrances, security interests, agreements, and any interest thereon, or penalties, fines, sanctions, assessments and obligations, or claims of any kind (including without limitation, any inchoate liens created by operation of maritime law) arising out of any transaction or occurrence occurring prior to the Closing (each a "Lien").

          1.2. No Assumption of Liabilities. Buyer does not hereby and shall not assume or in any way undertake to pay, perform, satisfy, discharge, or become responsible for any liabilities or obligations of Seller and Seller agrees to pay and satisfy when due those liabilities and obligations of Seller, which, if not paid or satisfied, could result in a liability to Buyer.

     2.  Purchase Price:  Title.

          2.1.  Purchase Price.  The purchase price to be paid by Buyer to

Seller for the Vessel (the "Purchase Price") shall be Two Million Three Hundred and Fifty Thousand and no/100 Dollars ($2,350,000) plus applicable taxes (as defined in Section 12.10), and shall be paid as follows:

               (a) Upon the complete execution of this Agreement, Buyer shall deliver to Seller, by cash or wire transfer of same-day funds, a deposit in the sum of Two Hundred and Fifty Thousand and no/100 Dollars ($250,000) (the "Deposit"); and

               (b) At Closing, Buyer shall deliver to Seller, by cash or wire transfer of same-day funds, the sum of Two Million One Hundred Thousand and no/100 Dollars ($2,100,000) plus applicable taxes (as defined in Section 12.10) (the "Balance").

          2.2. Title. Seller shall deliver the Vessel to Buyer on the Closing Date (as hereinafter defined) free and clear of all Liens. If any Liens exist at the time of Closing, then at Buyer's option, Seller shall apply the Purchase Price in satisfaction of such liens, or Buyer may elect an abatement of the Purchase Price in the amount of such Liens. Notwithstanding the foregoing, if Seller disputes the validity of any Lien existing at the time of Closing, then Seller may deposit with buyer's attorney ("Escrow Agent") a surety bond or other immediately available funds in full amount of any such alleged Lien to be held in escrow by Escrow Agent until Buyer receives directions for the disposition of such proceeds from (i) Seller and the party or parties with whom Seller is in dispute, or (ii) a Court having jurisdiction over such matters.

     3.  Delivery of Vessel.

          3.1. Delivery of Vessel. At Closing, the Vessel shall be delivered to Buyer at the Vessel's docking site as of the date of this Agreement in South Roxana, Illinois in the same condition as at the time of execution of this Agreement, reasonable wear and tear excepted. Upon delivery, Buyer shall
(i) execute a Certificate of Acceptance in the form of attached hereto as
Exhibit 3.1 and (ii) either immediately remove the Vessel from its docking site or assume the docking site lease obligations of Seller on a going forward basis (without any liability for any sums due by Seller for the docking of the Vessel prior to closing) in order to continue to store the Vessel at the docking site.

          3.2.  Damage Prior to Closing.

               If the Vessel suffers any damage prior to Closing, reasonable wear and tear excepted, the cost of repair of any such damage to the Vessel (the "Cost") shall be reasonably determined by a person or entity of recognized qualification selected by Buyer, and with respect to any such damage:

                    (i) If the Cost is not greater than $100,000.00, then Buyer shall proceed to Closing in accordance with the terms of this Agreement

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

with the right to set-off the Cost from the Purchase Price.

                    (ii) If the Cost is greater than $100,000.00, then Buyer may terminate this Agreement by giving notice of such termination to Seller.

                    (iii) Notwithstanding the foregoing, if the Vessel becomes a total or constructive total loss (as determined by Seller's insurer) before Closing, this Agreement shall immediately terminate without the need for any further act by any party, and any and all insurance proceeds payable by Seller's insurer shall be the property of Seller.

In the event that this Agreement is terminated pursuant to this Section 3.2(a), neither party shall have any further obligation to the other party other than Seller's obligation to return the Deposit.

          3.3.  Risk of Loss

               (a) The risk of loss of and damage to the Vessel at all times up to and including Closing shall be on Seller. Seller shall provide prompt written notice to Buyer of any damage to the Vessel.

               (b) The risk of loss of and damage to the Vessel at all times from and after Closing shall be on Buyer.

     4.  Inspection.

          4.1. Inspection. Prior to Closing, Buyer shall be permitted full access to the Vessel in order to conduct such inspections thereof as Buyer may reasonably request.

     5.  Indemnification.

          5.1.  Indemnification.

               (a) Seller shall defend, indemnify, save and keep harmless Buyer and its parent, affiliates, successors, and assigns, officers, employees, directors and agents from and against all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses ("Damages"), sustained or incurred by any of them resulting from or arising out of or by virtue of (1) any inaccuracy in or breach of any representation and warranty made by Seller in this Agreement or in any closing document delivered to Buyer in connection with this Agreement; (2) any breach by Seller of, or failure by Seller to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Section 5.1(a)); (3) the failure to discharge when due any Lien, except any Lien caused by an act or omission of Buyer; or (4) any claims arising or accruing prior to Closing and not caused by acts or omissions of Buyer.

Seller shall advance any amounts payable to Buyer. Seller shall advance any amounts payable to Buyer hereunder as such amounts are incurred.

               (b) Buyer shall defend, indemnify, save and keep harmless Seller and its parent, affiliates, successors, and assigns, officers, employees, directors and agents from and against all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of (1) any inaccuracy in or breach of any representation and warranty made by Buyer in this Agreement or in any closing document delivered to Seller in connection with this Agreement; (2) any breach by Buyer of, or failure by Buyer to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Section 5.1(b)); (3) the failure to discharge when due any claims, liens, pledges, options, charges, encumbrances, security interests, agreements, and any interest thereon, or penalties, fines, sanctions, assessments and obligations, or claims of any kind (including without limitation, any inchoate liens created by operation of maritime law) arising out of the acts or omissions of Buyer; (4) any claims related to the Vessel accruing after Closing by parties other than the Seller and not caused by the acts or omissions of Seller; or (5) any claims arising out of Buyer's inspection of the Vessel prior to Closing. Buyer shall advance any amounts payable to Seller hereunder as such amounts are incurred.

     6.  Closing.

          6.1. The closing of the transactions contemplated hereby (the "Closing") shall take place on October 17, 1996 (the "Closing Date") subject to the conditions set forth in Sections 9 and 10 hereof at 203 Ferry Street, Metropolis, Illinois (or at such other place as the parties may agree upon in writing). In the event the Closing shall not have taken place by October 17, 1996, then either party may terminate this Agreement by written notice to the other, and upon any such termination, neither party shall have any liability or continuing rights or obligations of any kind under or arising out of this Agreement other than any (i) rights, obligations or liabilities under Sections 5.1, 12.1 and 12.16 hereof (which provisions shall remain in full force and effect) or (ii) liabilities from a breach of this Agreement prior to its termination; provided, further, that subject to the terms of this Section 6.1, Seller shall return the Deposit to Buyer.

       7. Representations and Warranties of the Seller. Seller represents, warrants and agrees as follows (which representations and warranties shall be true as of the date hereof and as of the Closing Date):

          7.1. Ownership of Vessel. Seller is the sole owner of the Vessel, free and clear of any and all Liens. The sale of the Vessel shall be made subject to the following warranty, which shall be included in the Bill of Sale conveying title to the Vessel:

       It is specifically understood and agreed between Buyer and Seller that Seller makes NO WARRANTY of any kind whatsoever (except as to title of the Vessel as set forth below), said sale being made "as is, where is," without any warranty whatsoever, express or implied, as to the design, condition, merchantability or seaworthiness of, or as to the fitness of the vessel for any particular purpose or any particular trade. Said sale is made however with full warranty of title and Seller agrees to indemnify, save harmless and defend Buyer from and against any and all mortgages and judgments, and any and all liens or encumbrances, including but not limited to asserted and unasserted claims and liens for wages, maintenance and cure, repairs, supplies, towage, salvage, use of dry-dock or marine railway or other necessities, provided that any such mortgages, judgments, liens or encumbrances shall arise (i) from acts or events occurring prior to Closing (as defined in that certain Asset Purchase Agreement between Buyer and Seller) and (ii) from Seller's acts or omissions occurring prior to the date of Closing.

          7.2. Formation, Power, Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by it in connection herewith (collectively, with this Agreement, the "Seller Documents"). The execution, delivery and performance of the Seller Documents by Seller have been duly authorized. On the Closing Date, Seller will have the full right, power and authority to sell, assign, transfer and deliver the Vessel as provided in this Agreement and such delivery will convey to Buyer lawful, valid and marketable title to the Vessel purchased, free and clear of any and all Liens.

          7.3. Valid and Binding Obligations. The Seller Documents executed and delivered, or to be executed and delivered, by Seller constitute the valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          7.4. Conflicts; Consents of Third Parties. The execution, delivery and performance of the Seller Documents by Seller will not (a) conflict with the organizational documents or Bylaws of Seller and will not conflict with, or result in the breach or termination of, or constitute a default under, any lease, charter, agreement, commitment or other instrument, or any order, judgment, decree, injunction, regulation or ruling of any governmental authority or regulatory organization, domestic or foreign, to which Seller is a party or by which Seller or any of Seller's assets are bound; (b) constitute a violation by Seller of any law or regulation applicable to Seller or any of Seller's assets; or (c) result in the creation of any Lien upon the Vessel. Except as expressly contemplated by this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Seller in connection with the execution, delivery and performance of the Seller Documents.

          7.5. Condition of Vessel. Buyer acknowledges the Vessel is being sold "as is." Except for the representations and warranties set forth in this
Section 7, no representations or warranties, expressed or implied, are, or have been, made by Seller or any representative or agent of Seller regarding the condition of the Vessel or otherwise. Buyer acknowledges that it has independently evaluated the Vessel and acknowledges and confirms that it has determined to enter into this Agreement and to consummate the transactions contemplated hereby based solely upon such evaluations and criteria as it has independently deemed appropriate. Buyer has not relied upon, and is not entering into this transaction in consideration of, any information, written or oral, given to Buyer by Seller or any representative or agent of Seller.

     8. Representations and Warranties of the Buyer. Buyer represents, warrants and agrees as follows (which representations and warranties shall be true as of the date of satisfaction of the condition set forth in Section 9.6 and as of the Closing Date):

          8.1. Formation; Power; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Buyer has the requisite power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by Buyer in connection herewith (collectively, with this Agreement, the "Buyer Documents"). The execution, delivery, and performance of the Buyer Documents by Buyer have been duly authorized.

          8.2. Valid and Binding Obligations. The Buyer Documents executed and delivered, or to be executed and delivered, by Buyer constitute the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          8.3. Conflicts; Consents of Third Parties. The execution, delivery and performance of the Buyer Documents by Buyer will not (a) conflict with the organizational documents or Bylaws of Buyer and will not conflict with, or result in the breach or termination of, or constitute a default under, any lease, charter, agreement, commitment or other instrument, or any order, judgment, decree, injunction, regulation or ruling of any governmental authority or regulatory organization, domestic or foreign, to which Buyer is a party or by which Buyer or any of Buyer's assets are bound; or (b) constitute a violation by Buyer of any law or regulation applicable to Buyer or any of Buyer's assets. Except as expressly contemplated by this agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of the Buyer Documents.

     9. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Buyer):

          9.1. Truth of Representations and Warranties. The representations and warranties of Seller contained in this Agreement (including any Schedule and Exhibit originally delivered pursuant hereto without regard to any amendment) shall be true and correct in all materials respects on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of such date.

          9.2. Performance of Agreements. Each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

          9.3. No Injunction. No injunction or restraining order shall be in effect restraining or prohibiting any of the transactions contemplated hereby.

     10. Conditions to the Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Seller):

          10.1. Truth of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement (including any Schedule and Exhibit originally delivered pursuant hereto without regard to any amendment) shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          10.2. Performance of Agreements. Each and all of the agreements of Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

          10.3. No Injunction. No injunction or restraining order shall be in effect restraining or prohibiting any of the transactions contemplated hereby.

     11.  Transaction at Closing.

          11.1. Documents to be Delivered and Actions to be Taken by Seller. At the Closing (or as otherwise required) Seller shall deliver to Buyer the following:

               11.1.1. A copy of resolutions of Seller authorizing the execution, delivery and performance of the Seller Documents by Seller and a certificate of an authorized officer of Seller dated the Closing Date that such resolutions were duly adopted, are in full force and effect and have not been amended or modified;

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

               11.1.2.  A Bill of Sale with respect to the Vessel; and

          11.2 Documents to be Delivered and Actions to be Taken by Buyer. As the Closing, Buyer shall deliver to Seller the following:

               11.2.1. The Balance in accordance with Section 2.1(b) hereof, plus all Taxes (as defined in Section 12.10) payable to Buyer in accordance with Section 12.10 hereof;

               11.2.2. A copy of resolutions of Buyer authorizing the execution, delivery and performance of the Buyer Documents by Buyer and a certificate of an authorized member of Buyer dated the Closing Date, that such resolutions were duly adopted, are in full force and effect and have not been amended or modified; and

     12.  Miscellaneous.

          12.1.  Remedies:  Liquidated Damages.

               (a) In the event of a material breach by Buyer of its obligations hereunder, Seller may pursue any remedy or remedies which may be available to Seller under applicable law, including the right to specific performance of this Agreement; provided, however, that Seller shall in no event be entitled to consequential damages unless Buyer's breach is found to be willful.

               (b) In the event of a material breach by Seller of its obligations hereunder, Seller shall return to Buyer the Deposit and Buyer may pursue any remedy or remedies which may be available to Buyer under applicable law, including the right to specific performance of this Agreement; provided, however, that Buyer shall in no event be entitled to consequential damages unless Seller's breach is found to be willful.

          12.2. Governing Law. The laws of the State of Illinois shall govern the construction, interpretation, performance and enforcement of this Agreement.

          12.3. Captions. The captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          12.4. Expenses. Except as specifically set forth herein to the contrary, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective legal and financial advisors.

          12.5. Notices. Any notice or other communications required or permitted hereunder shall be considered given when delivered, if delivered in person, by facsimile, mailed by registered or certified mail, postage prepaid,

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

 or sent by recognized overnight delivery service, addressed as follows:

     If to Seller:

          President Riverboat Casino - New York, Inc.
          c/o President Casinos, Inc.
          800 North First Street
          St. Louis, Missouri  63102

     with a copy to:

          Henry Gusky, Esquire
          Sable, Makoroff & Gusky
          7th Floor, Frick Building
          Pittsburgh, PA  15219
          (412) 471-4996
          (412) 281-2859

     If to Buyer:

          Southern Illinois Riverboat/Casino Cruises, Inc.
          c/o Players International, Inc.
          1300 Atlantic Avenue, Suite 800
          Atlantic City, NJ  08401
          Phone:  (609) 449-7777
          Fax:  (609) 340-8165
          Attention:  Howard Goldberg

     with a copy to:

          Players Services, Inc.
          1300 Atlantic Avenue, Suite 800
          Atlantic City, NJ  08401
          Phone:  (609) 449-7777
          Fax:  (609) 449-7765
          Attention:  Patrick Madamba, Jr.

Either party hereto may change its address for receiving notices and other communications under this Agreement by giving the other party hereto appropriate written notice in accordance with the provisions of this section.

          12.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

          12.7. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          12.8. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          12.9. No Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and those persons otherwise expressly provided herein.

          12.10. Transfer Taxes. The Buyer shall pay to Seller at Closing in cash or wire transfer of same-day funds, any and all state and local sales, use, transfer and other similar taxes and fees payable in connection with the sale, transfer and assignment of the Vessel from Seller to Buyer pursuant to this Agreement.

          12.11. Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified with reference to knowledge, the parties hereto confirm that they have made due and diligent inquiry as to the matters that are the subject of such representation or warranty.

          12.12. Joint Participation. Buyer has participated in the drafting if this entire Agreement and expressly acknowledges such joint participation, to avoid application of any rule construing contractual language against the party which drafted the language.

          12.13. Time of Essence. Time shall me of the essence with respect to performance of all obligations under this Agreement.

          12.14. Further Assurances. Each party covenants and agrees to perform such further acts and execute such additional instruments as may be reasonably necessary to accomplish the objectives of this Agreement.

          12.15. Attorneys' Fees. In the event that either party hereto violates or breaches the terms of this Agreement and the other party hereto engages legal counsel for purposes of enforcing its rights and remedies hereunder or otherwise protecting its interests in connection with this Agreement, said nondefaulting party, in addition to all other relief to which it may be entitled, shall also be entitled, in the event it prevails against the breaching party, to recover all of the reasonable costs and expenses it incurs in enforcing this Agreement and protecting its interests, including its reasonable attorneys' fees and costs.

          12.16. No Assignment. This Agreement may not be assigned by operation of law or otherwise by any of the parties hereto without prior written consent of the other party. For the purposes of this Section 12.16, Seller shall be deemed to have given its consent to any assignment of Buyer's rights under this Agreement to any wholly owned or controlled subsidiary of Buyer.



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

          12.17. Broker's or Finder's Fees. Upon receipt by Seller of the full amount of the Purchase Price and upon completion of the Closing as provided herein, Seller shall be liable to pay a broker's commission to Coastal Passenger Vessels, Ltd., LLP d/b/a Coastal Marine. Except as set forth in the immediately preceding sentence, Seller warrants and represents that there are no brokers or agents involved in this transaction on behalf of Seller. Seller agrees to indemnify and hold harmless Buyer against and from any claim by any and every broker or agent claiming through Seller.

          Upon completion of the Closing as provided herein, Buyer shall be liable to pay a broker's commission to J.S. Productions, Inc. Except as set forth in the immediately preceding sentence, Buyer warrants and represents that there are no brokers or agents involved in this transaction on behalf of Buyer. Buyer agrees to indemnify and hold harmless Seller against and from any claim by any and every broker or agent claiming through Buyer.

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.


ATTEST:                                  SOUTHERN ILLINOIS RIVERBOAT/
                                         CASINO CRUISES, INC.


By: /s/ Patrick Madamba, Jr.             By: /s/ Howard Goldberg
----------------------------------       ----------------------------------
    Patrick Madamba, Jr.                     Howard Goldberg, President



ATTEST:                                  PRESIDENT RIVERBOAT CASINO-
                                         NEW YORK, INC.


By: /s/ Chris Bernotas                   By: /s/ Ralph J. Vaclavik
----------------------------------       ----------------------------------
    Chris Bernotas                           Ralph J. Vaclavik, VP-Finance

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

     The following is a summary of all omitted Exhibits and Schedules to the Asset Purchase Agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted Exhibit or Schedule upon the request of the Commission.

  Exhibit 3.1     Certificate of Acceptance

  Schedule 1.1    Ramps